EXHIBIT 31.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
I, John P. Calamos, Sr., certify that:
1.	I have reviewed this amendment to the Form 10-K of Calamos Asset Management, Inc.; and
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
April 25, 2011

/s/ John P. Calamos, Sr.
John P. Calamos, Sr.
Chairman, Chief Executive Officer and Co-Chief Investment Officer